UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2005

JUPITERMEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26393	06-1542480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Old Kings Highway South, Darien, CT	06820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 662-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Amendment of a Material Definitive Agreement.

On December 23, 2005, the Compensation Committee of Jupitermedia Corporation accelerated the vesting of approximately 860,000 “out-of-the-money” stock options held by participants under the Jupitermedia Corporation 1999 Stock Incentive Plan, amended and restated as of February 27, 2003, including stock options held by Messrs. Meckler, Cardell, and Baudouin, the Company’s Chairman and Chief Executive Officer, President and Chief Operating Officer and Executive Vice President and Chief Financial Officer, respectively, and stock options held by Messrs. Bach, Davies, Patrick and Shutzer, non-employee directors of the Company. The per share exercise price of all of the accelerated options is $18.03 and above (depending on the individual option), which was higher than the fair market value of the Company’s common stock on the date of acceleration. The purpose of the acceleration was to eliminate future compensation expense the Company would otherwise be required to recognize in its income statement with respect to these accelerated options once SFAS No. 123R becomes effective on January 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITERMEDIA CORPORATION

By:	/s/ Christopher S. Cardell
Name:	Christopher S. Cardell
Title:	President

Date: December 28, 2005